Exhibit 10.2

AMENDMENT NO. 1

TO

STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 1, 2014, to that certain Stock Purchase Agreement (the “Agreement”), dated as of December 12, 2013, is made and entered into by and among InterCloud Systems, Inc., a Delaware corporation (“Purchaser”), Integration Partners-NY Corporation, a New Jersey corporation (the “Company”), and Barton F. Graf, Jr. (“Graf”), David C. Nahabedian (“Nahabedian”) and Frank Jadevaia (“Jadevaia”) (each of Graf, Nahabedian and Jadevaia, a “Seller” and collectively, the “Sellers”) as the sole shareholders of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, Purchaser, the Company and the Sellers desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

Section 1.  Amendment to Agreement.

1.1           Section 2.3 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.3           Purchase Price; Payment of Consideration.  Subject to the terms and conditions of this Agreement, Purchaser shall pay the aggregate purchase price set forth in this Section 2.3 for the Shares (the “Purchase Price”) as follows:

(a)           Purchaser shall pay to the Sellers an aggregate amount equal to (i) the product of the TTM EBITDA and 5.4, (ii) less any Estimated Closing Debt, (iii) less any Estimated Company Unpaid Transaction Expenses, (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency (the “Initial Closing Payment”).  The Initial Closing Payment will be paid as follows:

(i)            At Closing, Purchaser shall pay an aggregate of $12,509,746.71 to Nahabedian and Graf, with each of Nahabedian and Graf receiving one-half of such amount, which represents Nahabedian’s and Graf’s combined Pro Rata Share of an aggregate amount of cash equal to (i) the product of the TTM EBITDA and 5.2 (ii) less any Estimated Closing Debt (iii) less any Estimated Company Unpaid Transaction Expenses (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, and (v) less each of their respective Pro Rata Share of the Escrow Amount.

(ii)           At Closing, Purchaser shall issue to Jadevaia a convertible note (the “Jadevaia Note”) in the original principal amount of $6,254,873.36, which amount represents Jadevaia’s Pro Rata Share of an aggregate amount equal to (i) the product of the TTM EBITDA and 5.2 (ii) less any Estimated Closing Debt (iii) less any Estimated Company Unpaid Transaction Expenses (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, and (v) less Jadevaia’s Pro Rata Share of the Escrow Amount. The conversion price of the Jadevaia Note shall be equal to the Common Stock Price.

(iii)          At Closing, Purchaser shall further issue to Jadevaia 45,676 shares of Purchaser Common Stock equal to the quotient obtained by dividing (A) (i) the product of TTM EBITDA and 0.2 (ii) less any Estimated Closing Debt (iii) less any Estimated Company Unpaid Transaction Expenses (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, by (B) the Common Stock Price (rounded to the nearest whole share of Purchaser Common Stock) (such shares, the “Initial Stock Payment”).

(b)           In addition, at the Closing the Purchaser shall issue to each of Graf and Nahabedian an aggregate number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (A) $100,000, by (B) the Common Stock Price (rounded to the nearest whole share of Purchaser Common Stock), which such calculation results in 5,886 shares of Purchaser Common Stock to be issued to each of Graf and Nahabedian.

(c)           Within sixty (60) days of the end of the Earnout Period, Purchaser shall pay to Jadevaia an aggregate amount equal to (i) 0.6 times the Forward EBITDA (the “Base Earnout Amount”) plus (ii) in the event that the Forward EBITDA equals or exceeds the TTM EBITDA by 5.0% or more, an amount equal to 2.0 times the difference between the Forward EBITDA and the TTM EBITDA (the “Contingent Earnout Amount” and, together with the Base Earnout Amount, the “Earnout Payment”).  The Earnout Payment will be paid in cash or, at Purchaser’s election, a number of shares of Purchaser Common Stock equal to the quotient of (x) the Earnout Payment, divided by (y) the average closing price of the Purchaser Common Stock as reported on Yahoo Finance for the three (3) trading days immediately prior to, but not including, the date of the end of the Earnout Period.

(d)           The Forward EBITDA calculation shall be made within forty-five (45) days of the end of the Earnout Period by Purchaser’s independent auditors (or other appropriate third party chosen by Purchaser and reasonably acceptable to the Sellers) and payment shall be made within sixty (60) days of the end of the Earnout Period.

(e)           Any Seller may elect to receive a portion of such Seller’s Pro Rata Share of the Initial Closing Payment up to an amount equal to such Seller’s Pro Rata Share of the TTM EBITDA in shares of Purchaser Common Stock in lieu of cash (the “Elected Amount”) provided that (i) such Seller notifies Purchaser of such election at least five (5) Business Days prior to the Closing and (ii) the number of shares to be so issued shall be determined by dividing such Seller’s Elected Amount by the Common Stock Price.

(f)           The portion of the Purchase Price constituting the Escrow Amount shall be deposited in the Escrow Fund with the Escrow Agent in accordance with Section 2.4.”

1.2.           Section 2.4 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.4.           Escrow.  At the Closing, Purchaser shall deposit (a) an amount in cash equal to $941,593.84, constituting an amount equal to two-thirds (2/3) of 7% of an aggregate amount equal to (i) the product of the TTM EBITDA and 5.2 (ii) less any Estimated Closing Debt (iii) less any Estimated Company Unpaid Transaction Expenses (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, and (b) 47,080 shares of Purchaser Common Stock, which represents a number of shares of Purchaser Common Stock equal to one-third (1/3) of the quotient of (x) 7% of an aggregate amount equal to (i) the product of the TTM EBITDA and 5.2 (ii) less any Estimated Closing Debt (iii) less any Estimated Company Unpaid Transaction Expenses (iv) plus any Estimated Working Capital Surplus or less any Estimated Working Capital Deficiency, divided by (y) $10.00 (subject to equitable adjustments for any dividends, stock splits, recapitalizations or similar adjustments to Purchaser Common Stock), with Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as escrow agent (the “Escrow Agent”).  Such deposit shall constitute the “Escrow Fund” and will be governed by the terms set forth herein and in the Escrow Agreement.  Each Seller’s proportionate interest in the Escrow Fund shall be based on such Seller’s Pro Rata Share; provided, however, that Graf and Nahabedian shall only have an interest in the portion of the Escrow Fund constituting cash and Jadevaia shall only have an interest in the portion of the Escrow Fund constituting shares of Purchaser Common Stock.”

1.3           Section 2.6 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2.6           Calculation of Initial Closing Payment; Post-Closing Adjustment.

(a)           The Sellers shall cause the Company to prepare, in good faith, and deliver to Purchaser no later than the close of business on the day that is two (2) Business Days prior to the Closing Date, a notice (the “Closing Notice”), certified by each Seller and the Company’s chief financial officer and otherwise in form and substance reasonably satisfactory to Purchaser, setting forth the Company’s calculation of (i) the TTM EBITDA, (ii) the Closing Debt (the “Estimated Closing Debt”), (iii) the Company Unpaid Transaction Expenses (the “Estimated Company Unpaid Transaction Expenses”), (iv) the Closing Cash (the “Estimated Closing Cash”), (v) the Working Capital Surplus or Working Capital Deficiency (respectively, the “Estimated Working Capital Surplus” and “Estimated Working Capital Deficiency”) and (vi) the resulting Initial Closing Payment.  The Closing Notice shall be accompanied by sufficient documentation to support the calculations set forth therein as reasonably determined by Purchaser.

(b)           As promptly as practicable, but not later than forty-five (45) days after the Closing Date (the “Preparation Period”), Purchaser shall prepare and deliver to the Sellers a notice (the “Purchaser Notice”) setting forth Purchaser’s good faith calculation of the TTM EBITDA, the Closing Debt, the Company Unpaid Transaction Expenses, the Closing Cash, the Working Capital Surplus or Working Capital Deficiency and the resulting calculation of the Initial Closing Payment, together with supporting documentation for such calculations.  In the event that Purchaser does not so deliver the Purchaser Notice, Purchaser shall be deemed to have accepted the calculations set forth in the Closing Notice.

(c)           After receipt of the Purchaser Notice by the Sellers, in the event that the Sellers do not agree with any of the calculations set forth in the Purchaser Notice, the Sellers shall, within ten (10) days of receipt of the Purchaser Notice (or in the event Purchaser does not deliver a Purchaser Notice, within ten (10) days of the expiration of the Preparation Period) (the “Review Period”) provide a notice (the “Disagreement Notice”) to Purchaser informing Purchaser of each such disagreement and the reasons and basis therefor.  Unless the Sellers provide the Disagreement Notice to Purchaser prior to the expiration of the Review Period, the Sellers shall be deemed to have accepted the calculations set forth in the Purchaser Notice (or the Closing Notice, in the event the Purchaser Notice is not delivered by Purchaser).

(d)           In the event that the Sellers timely deliver a Disagreement Notice to Purchaser, Purchaser and the Sellers shall attempt in good faith to come to an agreement on any calculations that are the subject of the Disagreement Notice.  If the Parties are unable to come to an agreement regarding any such disputed amount within thirty (30) days of receipt by Purchaser of the Disagreement Notice, either the Sellers or Purchaser may notify the other(s) that such dispute is being submitted to an independent accounting firm selected by such submitting Party(ies), reasonably acceptable to Purchaser (if selected by the Sellers) or to the Sellers (if selected by Purchaser), for resolution of the disputed items and determination of the disputed calculations and the resulting Initial Closing Payment.  The Company and Purchaser shall furnish such accounting firm with access to such books and records as it shall reasonably require to resolve the dispute.  The accounting firm shall be directed to complete its calculations and report the same in writing to the Parties hereto no later than thirty (30) days after its engagement.  The fees and expenses of the accounting firm shall be borne 50% by Purchaser and 50% by the Sellers.

(e)           Within five (5) Business Days following (i) Sellers’ acceptance of the Purchaser Notice calculations, (ii) the agreement of the Sellers and Purchaser on the calculations or (iii) receipt by the Parties of the accounting firm’s calculations pursuant to Section 2.6(d) above (the revised Initial Closing Payment resulting from any of the foregoing being the “New Initial Payment”), if the New Initial Payment is less than the original Initial Closing Payment, (a) each of Nahabedian and Graf shall promptly, and in any event within five (5) Business Days, pay in cash by check or wire transfer to Purchaser such Seller’s Pro Rata Share of the difference between the original Initial Closing Payment and the New Initial Payment, and (b) in the case of Jadevaia, the amounts owing under the Jadevaia Note shall automatically be reduced by Jadevaia’s Pro Rata Share of the difference between the original Initial Closing Payment and the New Initial Payment (the aggregate of such differences payable by the Sellers being the “Adjustment Payment”).  If the New Initial Payment is greater than the original Initial Closing Payment, Purchaser shall promptly, and in any event within five (5) Business Days, pay in cash by check or wire transfer (or the case of Jadevaia, by increasing the principal amount of the Jadevaia Note) to each Seller such Seller’s Pro Rata Share of the difference between the original Initial Closing Payment and the New Initial Payment.  Notwithstanding anything herein to the contrary, if Nahabedian and Graf owe a payment to Purchaser pursuant to this Section 2.6(e) and fail to make such payment within five (5) Business Days as required hereby, Purchaser may elect to be repaid some or all of such amount from the cash portion of the Escrow Fund.”

1.4           A new Section 6.14 is hereby added to the Agreement as follows:

“16.4           Company Name.  Following the Closing, Purchaser shall use its reasonable best efforts to transition to a new name for the Company as soon as practicable; provided, however, that Purchaser shall not make any advertisements using the names “Integration Partners-NY Corporation” or “IPC-NY.”

Section 2. Remainder of Agreement.  Except as set forth herein, the Agreement is ratified and confirmed in all respects.  All other terms and conditions of the Agreement not in conflict with the terms of this Amendment shall remain in full force and effect.

Section 3.  Governing Law.  This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York and not by choice of law principles or the laws of any other state.

Section 4.  Entire Agreement and Amendments.  The Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

Section 5.  Counterparts.  This Amendment (or the signature pages hereof) may be executed in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument; and each of said counterparts shall be deemed an original hereof.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

PURCHASER:

INTERCLOUD SYSTEMS, INC.

By:	/s/ Mark E. Munro
Name:	Mark E. Munro
Title:	Chief Executive Officer

COMPANY:

INTEGRATION PARTNERS-NY CORPORATION

By:	/s/ Frank Jadevaia
Name:	Frank Jadevaia
Title:	President

SELLERS:

/s/ Barton F. Graf, Jr.
Barton F. Graf, Jr.

/s/ David C. Nahabedian
David C. Nahabedian

/s/ Frank Jadevaia
Frank Jadevaia

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]